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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                      PIRANHA INTERACTIVE PUBLISHING, INC.
             (Exact name of registrant as specified in its charter)



            Nevada                                   86-0779928
(State of other jurisdiction of                   (I.R.S. Employer
 incorporation or organization)                  Identification No.)


                 1839 West Drake, Suite B, Tempe, Arizona 85283
(Address of principal executive offices)            (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

              Title of each class          Name of each exchange on which
              to be so registered          each class is to be registered
              -------------------          ------------------------------

            None
     ---------------------------------     ------------------------------

     ---------------------------------     ------------------------------

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box [ ].

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ].




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Securities to be registered pursuant to Section 12(g) of the Act:

                          Common Stock, $.001 par value
                                Class A Warrants
                                Class B Warrants
    Units, consisting of Common Stock, Class A Warrants and Class B Warrants
                                (Title of class)



                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      Information respecting the shares of Common Stock, the Class A Warrants, the Class B Warrants and the Units to be registered hereunder is incorporated by reference to the Registrant's Form SB-2 Registration Statement No. 333-18605 under the caption "Description of Securities."

ITEM 2.  EXHIBITS.


Exhibit No.  Description                                        Method of Filing
-----------  -----------                                        ----------------
     1       Articles of Incorporation                                  *
     2       Bylaws                                                     *
     3.1     Specimen Common Stock Certificate                          *
     3.2     Specimen Class A Warrant Certificate                       *
     3.3     Specimen Class B Warrant Certificate                       *
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*     Incorporated by reference to the Exhibits to Form SB-2 Registration
      Statement No. 333-18605.


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                                    SIGNATURE


      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                   PIRANHA INTERACTIVE PUBLISHING, INC.



Dated: December 23, 1996         By    /s/ Timothy M. Brannan
                                         -------------------------
                                         Timothy M. Brannan
                                         Chairman of the Board and
                                         President (Principal Executive Officer)


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